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                                                                     Exhibit 5.1


                                 April 11, 2000





Quintus Corporation
47212 Mission Falls Court
Fremont, CA 94539

Ladies and Gentlemen:

     We have acted as special counsel to Quintus Corporation ("Quintus") in connection with its Registration Statement on Form S-4 (File No. 333-33422) (the "Registration Statement") and Amendment No. 1 to the Registration Statement, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by Quintus of shares (the "Shares") of its common stock, par value $0.001 per share, to be issued pursuant to the terms of the Agreement and Plan of Merger dated as of February 25, 2000 between Quintus and Mustang.com, Inc. (the "Merger Agreement").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments, and have conducted such other investigations as we have deemed necessary or advisable for the purposes of this opinion.

     On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

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Quintus Corporation                     2                         April 11, 2000

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of the Registration Statement.


                                       Very truly yours,

                                       /s/ DAVIS POLK & WARDWELL
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